UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The McClatchy Company (the “Company”) held its annual meeting of shareholders on May 14, 2013 to vote on the election of directors and the ratification of Deloitte & Touche LLP as the Company’s independent auditors for 2013. The Company’s shareholders elected directors and approved the ratification of Deloitte & Touche as the Company’s independent auditors by voting as follows:

1.	Election of Directors
		FOR	WITHHELD	BROKER NON -VOTES

	Class A Common Stock
	Elizabeth Ballantine	33,888,855	328,540	18,075,271
	Kathleen Foley Feldstein	33,833,893	383,502	18,075,271
	Clyde Ostler	33,960,780	256,615	18,075,271

	Class B Common Stock
	Leroy Barnes, Jr.	23,257,962	-0-
	Molly Maloney Evangelisti	23,257,962	-0-
	Brown McClatchy Maloney	23,257,962	-0-
	William B. McClatchy	23,257,962	-0-
	Kevin S. McClatchy	23,257,962	-0-
	Theodore R. Mitchell	23,257,962	-0-
	Frederick R. Ruiz	23,257,962	-0-
	Patrick J. Talamantes	23,257,962	-0-

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2.	Ratification of Deloitte & Touche LLP as independent auditors for 2013	28,463,482	21,666	2,081	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 22, 2013	The McClatchy Company

/s/ R. Elaine Lintecum
By: R. Elaine Lintecum Vice President and Chief Financial Officer